Investor Questions and Answers: August 5, 2025 We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a periodic basis. The following answers respond to selected questions received through July 15, 2025. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response. If you would like to submit a question, please send an e-mail to investors@morningstar.com or write us at the following address: Morningstar, Inc. Investor Relations 22 W. Washington St. Chicago, IL 60602 Morningstar 1. Can you quantify the level of cross-sell between Morningstar segments? What percentage of customers buy products from multiple segments, and where is the crossover greatest? We follow an integrated coverage model for clients who are purchasing multiple products from Morningstar across segments. We partner a lead strategic account executive with product sales specialists from our different solution areas who contribute expertise on specific products. The lead account executive is responsible for growing strategically with the client while account planning is integrated across our different segments, driving opportunity identification and relationship management. We have found the greatest crossover exists with firms who leverage our data and research platforms across our licensed products in Morningstar Direct Platform, PitchBook, and Morningstar Sustainalytics, most notably large multi-segment asset and wealth management firms. We do not disclose metrics on cross-selling. Morningstar Credit (DBRS) 2. What percentage of structured finance and fundamental ratings revenue is recurring in nature? As we discussed at our 2025 Annual Shareholders’ Meeting, Morningstar Credit revenue is comprised of: - Ratings fees on new issuance (classified in our financial reporting as transaction-based revenue); - Recurring revenue from surveillance and program fees related to these transactions (also classified as transaction-based revenue); and - Data licensing revenue (classified as license-based revenue). In 2024, ratings fees related to new issuance accounted for 59% of Morningstar Credit revenue, recurring transaction-based revenue accounted for 35% of revenue, and data licensing accounted for the remaining 6% of revenue. Roughly 30% of the structured finance transaction-based revenue was recurring; for fundamental ratings, roughly 50% was recurring.

Morningstar Data 3. Can you describe how "investment data" within Morningstar Data is monetized? Do customers subscribe based on asset class (mutual funds, ETFs, etc.) or is there a singular package of "investment data"? To what extent is mutual fund related data revenue (investment data and separately, "Essentials") tied to either the number of outstanding mutual funds and/or mutual fund AUM? To the extent "investment data" is monetized separately, can you provide the revenue mix between mutual fund data and other asset classes and growth trends over the past 3-5 years? For the trailing 12 months ended June 30, 2025, managed investment data, including mutual fund, exchange-traded fund (ETF), separately managed account, and model portfolio data, accounted for roughly half of Morningstar Data revenue. Morningstar Essentials, Direct Web Services, Research Distribution, exchange market data, and Equity Data accounted for the vast majority of the remaining revenue in Morningstar Data. Morningstar Data pricing is based on the data package being licensed (which varies client to client), the level of distribution, and the use case. We do not offer a one-size-fits all-investment data package; clients can buy data for the universes and use cases they require, and our larger clients typically combine multiple data universes. For example, it’s common for clients to license a combination of open-end fund and ETF data. In recent years, we have significantly increased coverage on non-traditional universes, including collective investment trusts, separately managed accounts, model portfolios, and active and passive ETFs in response to market trends and asset flows. More recently, we are expanding the depth and breadth of our coverage on semi-liquid funds and other investment vehicles as part of our broader focus on meeting investor needs as public/private market convergence accelerates. With these new and enhanced data sets, we apply the same licensing model described above. As one of the core product areas within Morningstar Data, managed investment data has been an important driver of growth in Morningstar Data over the past three years. 4. How does retention differ for investment data, exchange market data, and Morningstar Essentials? Between 2022 and 2024, retention rates were higher in managed investment (including fund) data and Morningstar Essentials and lower in exchange market data, which we view as a non-core product. We’ve seen similar trends for the year-to-date through June 2025. Morningstar Direct Platform 5. Morningstar is planning to issue Morningstar Medalist ratings for interval funds beginning in Q3 2025. What will the revenue model for these offerings be (per fund, per asset class, etc.)? Will the company also be selling Morningstar Essentials or other data/ratings related to these funds? We expect to monetize Morningstar Medalist Ratings for interval funds and related data as an extension of our current offering to asset managers. Use cases include competitive analysis, product development, and the production of fact sheets and ad hoc reports. In addition, we expect to reach additional private investment managers who are targeting retail investors via interval funds with our Morningstar Direct Platform products. Morningstar Data is priced based on the data package being licensed, the level of distribution, and the use case. We expect to sell Morningstar Essentials licenses on interval funds.

6. Can you describe how data is sourced for compiling fund ratings? Is the collection of data proprietary in any way or do you rely on public sources such as fund holdings and returns? Morningstar ratings on managed investments draw on a combination of proprietary data, direct submissions from fund groups, public or centralized sources, and analyst research, depending on the market and rating type. While some inputs are public or standardized, the classification, calculations, and many key metrics are proprietary to Morningstar. Please see below for details on inputs for specific ratings: • The Morningstar (Star) Rating is based on proprietary Morningstar Categories (except in Canada) and performance data (NAVs, distributions), which are sourced from central feeds or, more frequently, directly from fund groups. Risk-adjusted return metrics are calculated in-house. The full methodology can be found at this link: https://www.morningstar.com/content/dam/marketing/shared/research/methodology/771945_Morningstar_Rating_for_Funds_ Methodology.pdf. • The ESG Risk Rating for Funds (Globes) draws on Morningstar Categories, fund portfolios (collected directly from asset managers or trustees), and Morningstar Sustainalytics’ proprietary ESG risk scores on underlying holdings. The full methodology can be found at this link: https://www.morningstar.com/content/dam/marketing/shared/research/methodology/744156_Morningstar_Sustainability_Rati ng_for_Funds_Methodology.pdf. • The Morningstar Medalist Rating is based on a combination of direct and indirect analyst-assigned and algorithm-assigned pillars (People, Process, and Parent). Under our research framework, analysts review the three pillars drawing on a variety of inputs with data gathered from publicly available information and analyst due diligence. Inputs to the Medalist rating (including algorithm-assigned pillars) include Morningstar Categories, manager and team data (from regulatory filings or provided by asset managers), fees (from regulatory filings and other materials provided by asset managers), and derived statistics including alpha, success ratios, and adjusted net expense ratios. The full methodology can be found at shareholders.morningstar.com/governance/compliance-disclosures/default.aspx. 7. Have you provided any market share and TAM estimate for Morningstar Direct or Morningstar Advisor Workstation? Given limited license growth in recent years for Direct, is it fair to assume this is a mature/low growth market? We do not currently provide a total addressable market (TAM) estimate for Morningstar Direct Platform or key products in that segment but are considering providing an estimate of Morningstar Direct Platform’s TAM at a later date. We view the core market for Morningstar Direct as mature. That said, we have seen success with higher growth rates in recent years due to investments in the underlying data and capabilities on the platform. In particular, we are able to reach more user groups with Morningstar Direct, including data scientists and portfolio managers. Meanwhile, as part of our Direct Platform strategy, we are also bringing in user groups who work with data, research, and capabilities including reporting. This enables broader commercialization of our Direct Reporting Solutions, and also captures data distribution use cases (which are now reflected in Morningstar Data revenue.) We also anticipate that we will unlock new user segments as we expand our private market data and analytics offerings in Direct as described in a related question this month. Finally, we expect that a modernized interface and ongoing enhancements to the connectivity between Morningstar Direct and other Direct Platform products will support continued growth.

8. At 225 firms and 170k advisors, how penetrated is Morningstar Advisor Workstation? In our 2024 10-K, we disclosed that Morningstar Advisor Workstation served more than 225 firms and 170,000 advisors; we estimate that we serve roughly half of US advisors through the product. While it is a relatively mature market and we’re a leader in the space, we believe that the launch of Morningstar Direct Advisory Suite (the next phase of Morningstar Advisor Workstation) positions us to capture new market share in the US, with an improved user experience, expanded AI capabilities, and new digital reporting. Additionally, Direct Advisory Suite is expected to enable us to expand into new geographies in the future, as noted in our announcement press release, available at newsroom.morningstar.com, offering new opportunities to grow our advisor footprint.